UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 13, 2015

BG Medicine, Inc.

(Exact Name of Registrant as Specified in Its Charter)

001-33827

(Commission

File Number)

Delaware	04-3506204
(State or Other Jurisdiction Of Incorporation)	(IRS Employer Identification No.)

303 Wyman Street, Suite 300, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 890-1199

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 13, 2015, BG Medicine, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC (the “Underwriter”), pursuant to which the Company agreed to sell its equity securities (the “Securities”) to the Underwriter in a firm commitment underwritten public offering (the “Offering”). The transactions contemplated by the Underwriting Agreement are expected to close on August 18, 2015, subject to the satisfaction of customary closing conditions. Thereafter, the Company intends to file a Current Report on Form 8-K to file the documentation related to the closing and the transaction.

The primary purpose of this Current Report on Form 8-K is to file the opinion addressing the validity of the Securities, which is required to be filed prior to closing. The Offering was registered pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-204307) (the “Registration Statement”) and the related base prospectus included in the Registration Statement, as supplemented by the prospectus supplement dated August 13, 2015 (the “Prospectus Supplement”). The legal opinion and consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. addressing the validity of the Securities is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated into the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG MEDICINE, INC.

Date: August 18, 2015	/s/ Stephen P. Hall
Stephen P. Hall
Executive Vice President & Chief Financial Officer